                                                                  EXHIBIT 10.8.1


                                                                  EXECUTION COPY







                            REEBOK INTERNATIONAL LTD.
                          REEBOK INTERNATIONAL LIMITED

                              --------------------

                                  $830,000,000
                           SECOND AMENDED AND RESTATED
                         CREDIT AND GUARANTEE AGREEMENT

                           dated as of March 22, 2000
                              --------------------





                           CREDIT SUISSE FIRST BOSTON,
                             AS ADMINISTRATIVE AGENT

                                 CITIBANK, N.A.,
                             AS DOCUMENTATION AGENT






                                        |
                                 CREDIT | FIRST
                                 SUISSE | BOSTON
                                        |

                               TABLE OF CONTENTS


                                                                                            Page
                                                                                            ----
SECTION 1. DEFINITIONS ................................................................       2
   1.1    Defined Terms ...............................................................       2
   1.2    Other Definitional Provisions ...............................................      16


SECTION 2. AMOUNT AND TERMS OF DOMESTIC TERM LOAN COMMITMENTS .........................      17
   2.1    Domestic Term Loans .........................................................      17
   2.2    Procedure for Domestic Term Loan Borrowing ..................................      17
   2.3    Amortization of Domestic Term Loans .........................................      17
   2.4    Use of Proceeds of Domestic Term Loans ......................................      18


SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS ...........................      18
   3.1    Revolving Credit Commitments ................................................      18
   3.2    Procedure for Revolving Credit Borrowing ....................................      18
   3.3    Use of Proceeds of Revolving Credit Loans ...................................      19


SECTION 4. AMOUNT AND TERMS OF UK TERM LOAN FACILITY ..................................      19
   4.1    UK Term Loans ...............................................................      19
   4.2    Procedure for UK Term Loan Borrowing ........................................      19
   4.3    Amortization of UK Term Loans ...............................................      20
   4.4    Use of Proceeds of UK Term Loans ............................................      20


SECTION 5. AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY ..........................      20
   5.1    L/C Commitment ..............................................................      20
   5.2    Procedure for Issuance of Letters of Credit .................................      21
   5.3    Fees, Commissions and Other Charges .........................................      22
   5.4    L/C Participations ..........................................................      23
   5.5    Reimbursement Obligation of the Borrower ....................................      24
   5.6    Obligations Absolute ........................................................      24
   5.7    Letter of Credit Payments ...................................................      25
   5.8    Application .................................................................      25
   5.9    Reporting by Issuing Banks ..................................................      25

SECTION 6. PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS .........      26
   6.1    Repayment of Loans; Evidence of Debt ........................................      26
   6.2    Commitment Fee ..............................................................      27
   6.3    Optional Prepayments ........................................................      27
   6.4    Optional Termination or Reduction of Revolving Credit Commitments ...........      27
   6.5    Conversion and Continuation Options .........................................      28
   6.6    Minimum Amounts and Maximum Number of Tranches ..............................      28

                                                                                            Page
                                                                                            ----
   6.7    Interest Rates and Payment Dates ............................................      29
   6.8    Computation of Interest and Fees ............................................      29
   6.9    Inability to Determine Interest Rate ........................................      30
   6.10   Pro Rata Treatment and Payments .............................................      30
   6.11   Illegality ..................................................................      31
   6.12   Requirements of Law .........................................................      31
   6.13   Taxes .......................................................................      32
   6.14   Indemnity ...................................................................      34
   6.15   Change of Lending Office ....................................................      35
   6.16   Additional Action in Certain Events .........................................      35

SECTION 7. REPRESENTATIONS AND WARRANTIES .............................................      36
   7.1    Financial Condition .........................................................      36
   7.2    No Change ...................................................................      36
   7.3    Disclosure ..................................................................      36
   7.4    Corporate Existence; Compliance with Law ....................................      37
   7.5    Corporate Power; Authorization; Enforceable Obligations .....................      37
   7.6    No Legal Bar ................................................................      37
   7.7    No Material Litigation ......................................................      38
   7.8    No Default ..................................................................      38
   7.9    Ownership of Property; Liens ................................................      38
   7.10   Intellectual Property .......................................................      38
   7.11   Taxes .......................................................................      38
   7.12   Federal Regulations .........................................................      38
   7.13   ERISA .......................................................................      39
   7.14   Investment Company Act; Other Regulations ...................................      39
   7.15   Subsidiaries ................................................................      39
   7.16   Environmental Matters .......................................................      39

SECTION 8. CONDITIONS PRECEDENT .......................................................      41
   8.1    Conditions to Initial Extensions of Credit ..................................      41
   8.2    Conditions to Each Extension of Credit ......................................      41

SECTION 9. AFFIRMATIVE COVENANTS ......................................................      41
   9.1    Financial Statements ........................................................      41
   9.2    Certificates; Other Information .............................................      42
   9.3    Payment of Obligations ......................................................      43
   9.4    Conduct of Business and Maintenance of Existence ............................      43
   9.5    Maintenance of Property; Insurance; Trademark License .......................      43
   9.6    Inspection of Property; Books and Records; Discussions ......................      43
   9.7    Notices .....................................................................      44
   9.8    Environmental Laws ..........................................................      45

SECTION 10. NEGATIVE COVENANTS ........................................................      45

                                                                                            Page
                                                                                            ----
  10.1    Financial Condition Covenants ...............................................      45
  10.2    Limitation on Liens .........................................................      45
  10.3    Limitation on Fundamental Changes ...........................................      47
  10.4    Limitation on Sale of Assets ................................................      47
  10.5    Limitation on Transactions with Affiliates ..................................      47
  10.6    Limitation on Changes in Fiscal Year ........................................      47
  10.7    Limitation on Lines of Business .............................................      48

SECTION 11. GUARANTEE .................................................................      48
  11.1    Guarantee ...................................................................      48
  11.2    Right of SetOff .............................................................      49
  11.3    No Subrogation ..............................................................      49
  11.4    Amendments, etc .............................................................      49
  11.5    Guarantee Absolute and Unconditional ........................................      50
  11.6    Reinstatement ...............................................................      50
  11.7    Payments ....................................................................      51

SECTION 12. EVENTS OF DEFAULT .........................................................      51

SECTION 13. THE AGENTS ................................................................      54
  13.1    Appointment .................................................................      54
  13.2    Delegation of Duties ........................................................      55
  13.3    Exculpatory Provisions ......................................................      55
  13.4    Reliance by Administrative Agent ............................................      55
  13.5    Notice of Default ...........................................................      55
  13.6    Non-Reliance on Administrative Agent and Other Lenders ......................      56
  13.7    Indemnification .............................................................      56
  13.8    Agents in their Individual Capacities .......................................      57
  13.9    Successor Administrative Agent; Resignation of Documentation Agent ..........      57

SECTION 14. MISCELLANEOUS .............................................................      58
  14.1    Amendments and Waivers ......................................................      58
  14.2    Notices .....................................................................      58
  14.3    No Waiver; Cumulative Remedies ..............................................      60
  14.4    Survival of Representations and Warranties ..................................      60
  14.5    Payment of Expenses and Taxes ...............................................      60
  14.6    Successors and Assigns; Participations and Assignments ......................      61
  14.7    Adjustments; Setoff .........................................................      64
  14.8    Judgment Currency ...........................................................      65
  14.9    Counterparts ................................................................      65
  14.10   Confidentiality .............................................................      65
  14.11   Severability ................................................................      66
  14.12   Integration .................................................................      66
  14.13   GOVERNING LAW ...............................................................      66

                                                                                           Page
                                                                                           ----
  14.14   Submission To Jurisdiction; Waivers .........................................      66
  14.15   Acknowledgements ............................................................      67
  14.16   WAIVERS OF JURY TRIAL .......................................................      67




                                    SCHEDULES

Schedule I        Lenders; Addresses for Notices
Schedule II       Commitments; Commitment Percentages
Schedule III      Subsidiaries
Schedule IV       Liens

                                    EXHIBITS

Exhibit A         Form of Domestic Term Note
Exhibit B         Form of Revolving Credit Note
Exhibit C         Form of UK Term Note
Exhibit D         Form of Assignment and Acceptance
Exhibit E-1       Form of Notice of Borrowing (Drawings)
Exhibit E-2       Form of Notice of Borrowing (Conversions)
Exhibit E-3       Form of Notice of Borrowing (Continuations)

            SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT, dated as of March 22, 2000, among:

      (a)   REEBOK INTERNATIONAL LTD., a Massachusetts corporation (the
            "Company");

      (b) REEBOK INTERNATIONAL LIMITED, a United Kingdom corporation ("Reebok-UK"; together with the Company, the "Borrowers");

      (c) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders");

      (d) each of the co-agents listed on the signature pages hereto (the "Co-Agents");

      (e) CITIBANK, N.A., as documentation agent (in such capacity, the "Documentation Agent") for the Lenders hereunder; and

      (f) CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders hereunder.

                              W I T N E S S E T H:

            WHEREAS, the Company is party to the Amended and Restated Credit Agreement, dated as of July 1, 1997 (as amended, supplemented or otherwise modified from time to time, the "Existing Agreement"), with banks and other financial institutions parties thereto, the Co-Agents named therein and the Administrative Agent;

            WHEREAS, the Company has requested that the Existing Agreement be amended as set forth herein;

            WHEREAS, each of the parties to the Existing Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Agreement, for convenience of reference, has agreed to restate the Existing Agreement as so amended;

            WHEREAS, each of the Lenders and the other parties hereto are agreeable to the terms and provisions of the Existing Agreement as amended and restated hereby;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Agreement agree that the Existing Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:

      SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "ABR": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Administrative Agent": as defined in the preamble to this Agreement.

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Commitment Fee Rate": for each day, the rate per annum set forth below opposite the Credit Rating then in effect:

            ====================================================================================================
                                            Debt Rating                                      Commitment Fee
            ====================================================================================================
                         AA- or better by S&P and Aa3 or better by Moody's                       6.0 b.p
            ----------------------------------------------------------------------------------------------------

            ====================================================================================================
                                            Debt Rating                                      Commitment Fee
            ====================================================================================================
              A or better by S&P and A2 or better by Moody's, but not AA- or better by           9.0 b.p
                                  S&P and Aa3 or better by Moody's
            ----------------------------------------------------------------------------------------------------
            A- or better by S&P and A3 or better by Moody's, but not A or better by S&P         10.0 b.p
                                    and A2 or better by Moody's
            ----------------------------------------------------------------------------------------------------
             BBB+ or better by S&P and Baa1 or better by Moody's, but not A- or better          12.5 b.p
                                 by S&P and A3 or better by Moody's
            ----------------------------------------------------------------------------------------------------
             BBB or better by S&P and Baa2 or better by Moody's, but not BBB+ or better         15.0 b.p
                                by S&P and Baa1 or better by Moody's
            ----------------------------------------------------------------------------------------------------
             BBB- or better by S&P and Baa3 or better by Moody's, but not BBB or better         20.0 b.p
                                by S&P and Baa2 or better by Moody's
            ----------------------------------------------------------------------------------------------------
                                             Otherwise                                          25.0 b.p
            ====================================================================================================


            "Applicable Margin": for each Type of Loan for each day, the rate per annum set forth below opposite the Credit Rating then in effect:

            =================================================================================================
                                                                                     Applicable Margin
                                                                            ---------------------------------
                                     Debt Rating                             ABR Loans       Eurodollar
                                                                                                Loans
            =================================================================================================
                  AA- or better by S&P and Aa3 or better by Moody's            0 bp            18.0 bp
            -------------------------------------------------------------------------------------------------
             A or better by S&P and A2 or better by Moody's, but not AA-       0 bp            30.0 bp
                    or better by S&P and Aa3 or better by Moody's
            -------------------------------------------------------------------------------------------------
            A- or better by S&P and A3 or better by Moody's, but not A or      0 bp            40.0 bp
                      better by S&P and A2 or better by Moody's
            -------------------------------------------------------------------------------------------------
             BBB+ or better by S&P and Baa1 or better by Moody's, but not      0 bp            55.0 bp
                   A- or better by S&P and A3 or better by Moody's
            -------------------------------------------------------------------------------------------------
             BBB or better by S&P and Baa2 or better by Moody's, but not       0 bp            60.0 bp
                 BBB+ or better by S&P and Baa1 or better by Moody's
            -------------------------------------------------------------------------------------------------

            =================================================================================================
                                                                                     Applicable Margin
                                                                            ---------------------------------
                                     Debt Rating                             ABR Loans       Eurodollar
                                                                                                Loans
            =================================================================================================
             BBB- or better by S&P and Baa3 or better by Moody's, but not      0 bp            70.0 bp
                  BBB or better by S&P and Baa2 or better by Moody's
            -------------------------------------------------------------------------------------------------
                                      Otherwise                                0 bp            80.0 bp
            =============================================================== ============ ====================

            "Application": an application, in such form as the relevant Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

            "Assignee":  as defined in subsection 14.6(c).

            "Available Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) the aggregate principal amount of Revolving Extensions of Credit of such Lender then outstanding.

            "Borrower":  as defined in the preamble hereto.

            "Business":  as defined in subsection 7.16(b).

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, with respect to matters relating to Eurodollar Loans, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London, England, are authorized or required by law to close.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Closing Date": the date on which the conditions precedent set forth in subsection 8.1 shall be satisfied.

            "Co-Agents":  as defined in the preamble to this Agreement.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Commercial Letter of Credit": as defined in subsection
      5.1(b)(i)(2).

            "Commitment": as to any Lender, its Revolving Credit Commitment, its Domestic Term Loan Commitment or its UK Term Loan Commitment, as the context shall require.

            "Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Domestic Term Loan Commitment, UK Term Loan Commitment and Revolving Credit Commitment then constitutes of the aggregate Domestic Term Loan Commitments, UK Term Loan Commitments and Revolving Credit Commitments of all Lenders (or, to the extent that any such Commitment has terminated, the aggregate principal amount of Loans or, in the case of the Revolving Credit Commitment, Revolving Extensions of Credit then outstanding which were made under such Commitment).

            "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

            "Company":  as defined in the preamble hereto.

            "Consolidated Net Income" or "Consolidated Net Loss": for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Company and its Subsidiaries for such fiscal period;

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Credit Rating": the rating publicly announced from time to time by Moody's or S&P (as the context shall require) as being in effect with respect to the senior, unsecured (and non-credit enhanced), long-term Indebtedness of the Company.

            "Credit Suisse First Boston": Credit Suisse First Boston, a Swiss banking corporation.

            "Default": any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Documentation Agent": as defined in the preamble to this Agreement.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

            "Domestic Term Loan":  as defined in subsection 2.1.

            "Domestic Term Loan Commitment": as to any Lender, the obligation of such Lender to make Domestic Term Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II; as to all Lenders collectively, the "Domestic Term Loan Commitments".

            "Domestic Term Note":  as defined in subsection 6.1(f).

            "EBITDA": for any fiscal period, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after restoring thereto amounts deducted for (a) extraordinary losses (or deducting therefrom any amounts included therein on account of extraordinary gains) and special charges (including, without limitation, special charges on account of Olympic spending during the 1996 fiscal year of the Company in an amount not to exceed $12,500,000 for each fiscal quarter during such fiscal year), (b) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items), (c) the amount of interest expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, (d) the amount of tax expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period and (e) minority interests; provided that there shall also be restored to Consolidated Net Income or Consolidated Net Loss for the fiscal quarter ending on or about March 31, 1998 and for each consecutive fiscal quarter thereafter through the fiscal quarter ending on or about December 31, 1999 the amount of any non-recurring charges (not to exceed $10,000,000 for each such fiscal quarter) attributable to the re-engineering, start-up and consolidation of the European operations of the Company and its Subsidiaries and the implementation of global enterprise software.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "Eurodollar Base Rate": the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 6.9, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

                           Eurodollar Base Rate
               ----------------------------------------
               1.00 - Eurocurrency Reserve Requirements

            "Event of Default": any of the events specified in Section 12, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Fireman Group": Paul Fireman, his spouse, his parents, his children, his grandchildren, the Paul and Phyllis Fireman Trust, the PFP Charitable Trust, any other trusts of which Paul Fireman is a trustee and any other charitable trusts created by him.

            "Foreign Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; provided that, for purposes of determining compliance with the provisions of subsection 11.1, "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on March 31, 1997.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Granting Bank":  as defined in subsection 14.6(h)

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Indebtedness of the types referred to in clauses (a) through (e) above which is guaranteed directly or indirectly by such Person.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent":  pertaining to a condition of Insolvency.

            "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months (or a whole multiple thereof) after the first day of such Interest Period and the last day of such Interest Period.

      (a) "Interest Period": with respect to any Eurodollar Loan:

                  (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in a Notice of Borrowing delivered to the Administrative Agent by 10:00 A.M., New York City time, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Domestic Term Loans or the UK Term Loans shall end on the Termination Date or such date of final payment, as the case may be;

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (4) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "Issuing Bank": with respect to any Letter of Credit, (a) Credit Suisse (or any affiliate thereof) or (b) any other Lender (or any affiliate thereof), acting in its capacity as such an issuer, from time to time designated by the Borrower as the issuer of such Letter of Credit which is reasonably acceptable to the Administrative Agent and agrees (in its sole discretion) to serve in such capacity with respect to such Letter of Credit.

            "L/C Commitment":  $200,000,000.

            "L/C Fee Payment Date": the last Business day of each March, June, September and December.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 5.5.

            "L/C Participants": with respect to each Letter of Credit, the collective reference to all the Revolving Lenders, other than the Issuing Bank with respect to such Letter of Credit.

            "Letters of Credit": a Commercial Letter of Credit (including, without limitation, a Special Letter of Credit) or a Standby Letter of Credit, as the context shall require; collectively, the "Letters of Credit".

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": a Domestic Term Loan, a UK Term Loan or a Revolving Credit Loan, as the context shall require; collectively, the "Loans".

            "Loan Documents":  this Agreement and the Notes.

            "Majority Lenders": at any time (a) prior to the Closing Date, Lenders then having Commitments which aggregate more than 50% of the aggregate amount of the Domestic Term Loan Commitments, UK Term Loan Commitments and Revolving Credit Commitments then outstanding and (b) after the Closing Date, Lenders then having Domestic Term Loans, UK Term Loans and Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, Revolving Credit Loans) which aggregate more than 50% of the sum of the Domestic Term Loans then outstanding, the UK Term Loans then outstanding and the Revolving Credit Commitments (or the Revolving Credit Loans then outstanding, as the case may be) then in effect.

            "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Loan Documents or
      (c) the rights or remedies of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents.

            "Material Environmental Amount": an amount payable by the Company and/or its Subsidiaries in excess of $10,000,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "Material Subsidiary": each Domestic Subsidiary of the Company which has either (a) assets having a fair market value (as reasonably estimated by the Company) or book value in excess of $10,000,000 in the aggregate or
      (b) revenues in excess of $10,000,000 per annum, other than (x) Reebok Securities Holdings Corp., during such time as its only material asset is Capital Stock of RBK Holdings plc, (y) Avintco, Inc., during the period prior to the first anniversary of the Closing Date and
      (z) Reebok Foundation, Inc.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Moody's":  Moody's Investors Service, Inc.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Non-Excluded Taxes":  as defined in subsection 6.13(a).

            "Notes": the collective reference to the Revolving Credit Notes, the Domestic Term Notes and the UK Term Notes.

             "Notice of Borrowing" means (a) with respect to a request for a borrowing hereunder, a request in the form of Exhibit F-1 hereto, (b) with respect to a request for continuation of a Eurodollar Loan hereunder, a request in the form of Exhibit F-2 hereto and (c) with respect to a request for conversion of or to a Eurodollar Loan hereunder, a request in the form of Exhibit F-3 hereto, in each case delivered by a Responsible Officer of the Company to the Administrative Agent hereunder.

            "Participant":  as defined in subsection 14.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Prime Rate": the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.

            "Properties": as defined in subsection 6.16(a).

            "Reference Banks": Citibank, N.A., Credit Suisse First Boston, Bank of America and Wachovia Bank of Georgia, N.A. If any Reference Bank shall for any reason no longer have a Commitment or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank and the Administrative Agent (after consultation with the Company) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Bank. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby.

            "Register":  as defined in subsection 14.6(d).

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reimbursement Obligation": with respect to any Letter of Credit, the obligation of the Borrower to reimburse the Issuing Bank with respect thereto pursuant to subsection 5.5(a) for amounts drawn thereunder.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
      Section 2615.

            "Required Lenders": at any time (a) prior to the Closing Date, Lenders then having Commitments which aggregate more than 66-2/3% of the amount of the Domestic Term Loan Commitments, the UK Term Loan Commitments and Revolving Credit Commitments then outstanding and (b) after the Closing Date, Lenders then having Domestic Term Loans, UK Term Loans and Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, Total Revolving Extensions of Credit) which aggregate more than 66-2/3% of the sum of the Domestic Term Loans then outstanding, the UK Term Loans then outstanding and the Revolving Credit Commitments (or the Total Revolving Extensions of Credit then outstanding, as the case may
      be) then in effect.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer, the treasurer and the Manager of treasury services of the Company, provided that (a) the Assistant Treasurer or Manager of treasury services shall be a Responsible Officer solely for purposes of signing Notices of

      Borrowing for the Company and Reebok-UK and delivering certificates of a Responsible Officer of the Borrower required pursuant to subsection 9.2(d) and (b) the Treasury Manager of Reebok-UK shall be a Responsible Officer solely for purposes of signing Notices of Borrowing for Reebok-UK.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to extend credit to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II; as to all Lenders, collectively, the "Revolving Credit Commitments".

            "Revolving Credit Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the Aggregate Outstanding Extensions of Credit of such Lender then constitutes of the Aggregate Outstanding Extensions of Credit of all Lenders).

            "Revolving Credit Facility": the Revolving Credit Commitments and the extensions of credit made thereunder.

            "Revolving Credit Loans":  as defined in subsection 3.1.

            "Revolving Credit Note":  as defined in subsection 6.1(f).

            "Revolving Extension of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

            "Revolving Lender": each Lender that has a Revolving Credit Commitment or holds Revolving Credit Loans.

            "S&P":  Standard and Poor's Rating Group.

            "SPC":  as defined in subsection 14.6(h).

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Special Letters of Credit": one or more Commercial Letters of Credit which are denominated either (a) in currencies other than Dollars which are reasonably acceptable to the relevant Issuing Bank or (b) issued (in any currency) from a jurisdiction (other than the United States) which is reasonably acceptable to the relevant Issuing Bank; each, a "Special Letter of Credit". For purposes of this Agreement, the aggregate amount of the L/C Obligations outstanding at any date on account of any Special Letter of Credit which is denominated in a currency other than Dollars shall be the amount of Dollars into which the then outstanding face amount of such Special Letter of Credit would be converted at the spot rate of exchange reasonably determined by the Administrative Agent to be available to it on the most recent to occur of (x) the date of issuance (or, in the case of any Special Letter of Credit which is increased, the date of such increase) of such Special Letter of Credit and (y) the last Business Day of the most recently ended calendar quarter (in each such case, without giving effect to any fluctuation in exchange rates since the date of such issuance, increase or quarter-end, as the case may be).


            "Standby Letter of Credit":  as defined in paragraph 5.1(b)(i)(l).

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that (during such time as common stock of the Company constitutes its only material asset) RBK Holdings plc shall be deemed not to constitute a Subsidiary of the Company for any purpose hereunder, other than for purposes of (a) calculation of financial covenants and (b) presentation of financial statements. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

            "Termination Date":  August 31, 2002.

            "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

            "Tranche": the collective reference to Eurodollar Loans under the same Commitments having then current Interest Periods which began on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Transferee":  as defined in subsection 14.6(f).

            "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "UK Borrower":  as defined in the preamble hereto.

            "UK Obligations": the unpaid principal of, and interest on (including post-petition interest), the UK Term Loans and all other obligations and liabilities of Reebok-UK to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, any amendment and restatement or refinancing hereof) or any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

            "UK Term Loan":  as defined in subsection 4.1.

            "UK Term Loan Commitment": as to any Lender, the obligation of such Lender to make a UK Term Loan to Reebok-UK hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule II; as to all Lenders collectively, the "UK Term Loan Commitments".

            "UK Term Note":  as defined in subsection 6.1(f).

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


      SECTION 2. AMOUNT AND TERMS OF DOMESTIC TERM LOAN COMMITMENTS

            2.1 Domestic Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Domestic Term Loan") to the Company on any one Business Day to occur within ten Business Days following the date hereof in an amount not to exceed the amount of the Domestic Term Loan Commitment of such Lender then in effect. The Domestic Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.2 and 5.5.

            2.2 Procedure for Domestic Term Loan Borrowing. The Company shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (x) three Business Days prior to the Closing Date, if all or any part of the requested Domestic Term Loans are to be initially Eurodollar Loans or (y) one Business Day prior to the Closing Date, otherwise) requesting that the Lenders make the Domestic Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of the Domestic Term Loans available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 13.2 prior to 11:00 A.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such Domestic Term Loans will then be made available to the Company by the Administrative Agent transferring to the account directed by the Company (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            2.3 Amortization of Domestic Term Loans. (a) The Company shall repay the Domestic Term Loans on each date set forth below (or, if such date is not a Business Day, on the immediately preceding Business Day) by the amount set forth below opposite such date:

                  Period                        Amount
                  ------                        ------
               September 30, 1997           8,148,148.15
               December 31, 1997           12,222,222.22
               March 31, 1998               8,148,148.15
               June 30, 1998               12,222,222.22
               September 30, 1998          16,296,296.30
               December 31, 1998           20,370,370.37
               March 31, 1999               8,148,148.15
               June 30, 1999               16,296,296.30

                  Period                        Amount
                  ------                        ------
               September 30, 1999          20,370,370.37
               December 31, 1999           24,444,444.44
               March 31, 2000               8,148,148.15
               June 30, 2000               16,296,296.30
               September 30, 2000          20,370,370.37
               December 31, 2000           24,444,444.44
               March 31, 2001               8,148,148.15
               June 30, 2001               16,296,296.30
               September 30, 2001          28,518,518.52
               December 31, 2001           36,666,666.67
               March 31, 2002               8,148,148.15
               June 30, 2002                4,444,444.44

            (b) The Company shall repay any then-outstanding Domestic Term Loans on the Termination Date.

            2.4 Use of Proceeds of Domestic Term Loans. The proceeds of the Domestic Term Loans shall be utilized by the Company only to refinance certain outstanding Indebtedness of the Company and its Subsidiaries.


      SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

            3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 3.2 and 6.5, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

            3.2 Procedure for Revolving Credit Borrowing. The Company may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that the Company shall deliver to the Administrative Agent the Company's irrevocable Notice of Borrowing prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested borrowing date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested borrowing date, otherwise. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $10,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Notice of Borrowing from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., New York City time, on the borrowing date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent transferring to the account directed by the Company (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            3.3 Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be utilized by the Company only (a) to refinance certain outstanding Indebtedness of the Company and its Subsidiaries and (b) for other general corporate purposes of the Company and its Subsidiaries in the ordinary course of business.

      SECTION 4. AMOUNT AND TERMS OF UK TERM LOAN FACILITY

            4.1 UK Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "UK Term Loan") to Reebok-UK on the Closing Date in an amount not to exceed the amount of the UK Term Loan Commitment of such Lender then in effect. The UK Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by Reebok-UK and notified to the Administrative Agent in accordance with subsections 4.2 and 6.5.

            4.2 Procedure for UK Term Loan Borrowing. Reebok-UK shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, three Business Days prior to the Closing Date). Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of the UK Term Loans available to the Administrative Agent for the account of Reebok-UK at the office of the Administrative Agent specified in subsection 14.2 prior to 11:00 A.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. The UK Term Loans will then be made available to Reebok-UK by the Administrative Agent transferring to the account directed by Reebok-UK (which account need not be maintained by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            4.3 Amortization of UK Term Loans. (a) Reebok-UK shall repay the UK Term Loans on each date set forth below (or, if such date is not a Business Day, on the immediately preceding Business Day) by the amount set forth below opposite such date:

                  Period                        Amount
                  ------                        ------
               September 30, 1997           1,851,851.85
               December 31, 1997            2,777,777.78
               March 31, 1998               1,851,851.85
               June 30, 1998                2,777,777.78
               September 30, 1998           3,703,703.70
               December 31, 1998            4,629,629.63
               March 31, 1999               1,851,851.85
               June 30, 1999                3,703,703.70
               September 30, 1999           4,629,629.63
               December 31, 1999            5,555,555.56
               March 31, 2000               1,851,851.85
               June 30, 2000                3,703,703.70
               September 30, 2000           4,629,629.63
               December 31, 2000            5,555,555.56
               March 31, 2001               1,851,851.85
               June 30, 2001                3,703,703.70
               September 30, 2001           6,481,481.48
               December 31, 2001            8,333,333.33
               March 31, 2002               1,851,851.85
               June 30, 2002                5,555,555.56

            (b) Reebok-UK shall repay any then-outstanding UK Term Loans on the Termination Date.

            4.4 Use of Proceeds of UK Term Loans. The proceeds of the UK Term Loans shall be utilized by Reebok-UK (a) to refinance certain outstanding Indebtedness of Reebok-UK and (b) for other general corporate purposes of Reebok-UK.



      SECTION 5. AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

            5.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 5.4(a), agrees to issue any Letters of Credit requested to be issued by it for the account of the Borrower or any Subsidiary on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, such Issuing Bank has actual knowledge that (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Available Commitment would be less than zero or (iii) if the Letter of Credit to be issued is a Special Letter of Credit, the aggregate amount of L/C Obligations on account of Special Letters of Credit to be outstanding after giving effect to the issuance thereof will be more than $200,000,000.

            (b) Each Letter of Credit shall:

            (i) be either (1) a standby letter of credit issued to support obligations of the Borrower and its Subsidiaries, contingent or otherwise, for which Revolving Credit Loans would be available (a "Standby Letter of Credit"), or (2) a commercial letter of credit (including, without limitation, a Special Letter of Credit) issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit");

            (ii) unless such Letter of Credit is a Special Letter of Credit, be
      (1) issued from an office of the Issuing Bank in the United States and (2) denominated in Dollars; and

            (iii) expire no later than the earlier of (1) one year following the date of issuance thereof and (2) five days prior to the Termination Date; provided that any Letter of Credit may provide for renewal thereof for additional one-year periods on an "evergreen" basis (but not, in any event, beyond the date referred to in clause (2) above).

            (c) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            5.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time give notice to the Administrative Agent that the Borrower or any Subsidiary desires to have a Letter of Credit issued for its account and specifying the proposed Issuing Bank with respect to such Letter of Credit. In the event that the proposed Issuing Bank is reasonably acceptable to the Administrative Agent, the Borrower shall request that such Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank (with a copy of such Application to the Administrative Agent, in the case of any Standby Letter of Credit) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower; provided that the Issuing Bank shall in no event be required to issue any Letter of Credit earlier than one Business Day (or, in the case of Standby Letters of Credit, three Business Days) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto. In the event that the Letter of Credit to be issued is a Standby Letter of Credit, the Issuing Bank shall furnish a copy of such Standby Letter of Credit to each of the Administrative Agent and the Borrower promptly following the issuance thereof.

            5.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to:

            (i) the relevant Issuing Bank, for its own account, a letter of credit commission with respect to each Special Letter of Credit issued by such Issuing Bank, computed for each day during the period when such Special Letter of Credit is outstanding at the rate per annum equal to the face amount of such Letter of Credit times the rate which is mutually agreed between the Borrower and such Issuing Bank (which rate shall not, in any event, exceed the Applicable Commitment Fee Rate in effect on the date of issuance of such Special Letter of Credit); and

            (ii) the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Commercial Letter of Credit issued by such Issuing Bank, computed for each day during the period when such Commercial Letter of Credit is outstanding at the rate per annum equal to the face amount of such Letter of Credit times the Applicable Commitment Fee Rate on the date of payment.

Such commission shall be calculated on the basis of a 365- or 366-day year (as the case may be) and shall be payable, in arrears, on each L/C Fee Payment Date to occur after the date of issuance of such Letter of Credit and shall be nonrefundable.

            (b) The Borrower shall pay to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit issued by such Issuing Bank, computed for each day during the period for which payment is due at the rate per annum equal to the Applicable Margin in effect for Eurodollar Loans on such date (calculated on the basis of a 365- or 366-day year, as the case may be) times the aggregate amount available to be drawn under such Standby Letter of Credit on such date. Such commissions shall be payable, in arrears, on each L/C Fee Payment Date to occur after the issuance of such Standby Letter of Credit and shall be nonrefundable.

            (c) The Borrower shall pay to the relevant Issuing Bank, for its own account, a fronting fee calculated on the face amount of each Letter of Credit (other than a Special Letter of Credit) issued by such Issuing Bank at a rate per annum to be agreed upon between the Borrower and such Issuing Bank. Such fronting fees shall be calculated on the basis of a 365- or 366-day year (as the case may be) and shall payable, in arrears, on each L/C Fee Payment Date with respect to any such Letters of Credit which were outstanding during the period for which payment is due. Notwithstanding anything to the contrary contained herein, no such fronting fee shall be payable with respect to any Special Letter of Credit.

            (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

            (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection 5.3.

            5.4 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed (or, in the case of any Special Letter of Credit which is not denominated in Dollars, the amount of Dollars necessary so that, following conversion by the Issuing Bank into the relevant denomination currency at the spot rate of exchange available to the Issuing Bank on the date of payment, such L/C Participant shall have purchased its ratable share of such draft).

            (b) If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to paragraph 5.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by it is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (or, with respect to Special Letters of Credit which are not denominated in Dollars, the rate which reasonably represents such Issuing Bank's cost of funds), as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 5.4(a) is not in fact made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder (or, in the case of Special Letters of Credit which are not denominated in Dollars, at a rate equal to the rate which is reasonably determined by such Issuing Bank to reflect its cost of funding in the relevant currency plus the Applicable Margin then in effect with respect to ABR Loans). A certificate of such Issuing Bank submitted to any L/C Participant (through the Administrative Agent) with respect to any amounts owing under this subsection 5.4 shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 5.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to the Administrative Agent (for the account of such L/C Participant) such L/C Participant's pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank (through the Administrative Agent) the portion thereof previously distributed by such Issuing Bank to it.

            5.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse each Issuing Bank on each date on which such Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Bank and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to such Issuing Bank at its address for notices specified herein in Dollars (or, in the case of any Special Letter of Credit which is not denominated in Dollars, in lawful money in the currency in which such Special Letter of Credit is denominated) and in immediately available funds.

            (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 5.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue (or, in the case of Special Letters of Credit which are not denominated in Dollars, at a rate equal to the rate which is reasonably determined by the relevant Issuing Bank to reflect its cost of funding in the relevant currency plus 2% above the Applicable Margin then in effect with respect to ABR Loans).

            (c) Each drawing under any Letter of Credit shall (unless it is reimbursed by the Borrower on the date of drawing) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 3.2 of ABR Loans in the amount of such drawing (or, in the case of a drawing under a Special Letter of Credit, for a borrowing of ABR Loans in the amount which is reasonably determined by the Administrative Agent to be the Dollar equivalent of the amount in the relevant currency of such drawing). The borrowing date with respect to such borrowing shall be the date of such drawing.

            5.6 Obligations Absolute. (a) The Borrower's obligations under this
Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

            (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 5.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

            (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

            (d) The Borrower agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

            5.7 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

5.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 5, the provisions of this Section 5 shall apply.

            5.9 Reporting by Issuing Banks. (a) Each Issuing Bank hereby agrees to provide to the Administrative Agent prompt notice of (i) the issuance by it of any Letter of Credit, (ii) the amendment of any Letter of Credit issued by it, (iii) the termination thereof, (iv) the presentation of any draft thereunder and (v) the reimbursement by the Borrower of such draft; provided, however, that, with respect to Commercial Letters of Credit, such notice shall take the form of a summary report which shall be provided to the Administrative Agent (x) on the first Business Day of each week, (y) on the last Business Day of each calendar month and (z) at such other times (including, without limitation, daily) as the Administrative Agent may from time to time request.

            (b) Each Issuing Bank hereby agrees to provide to the Administrative Agent, on the last Business Day of each calendar month, a summary showing the outstanding balances of the Letters of Credit (other than Special Letters of Credit) issued by such Issuing Bank on each day during the month then ended.

      SECTION 6. PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND
                 PAYMENTS

            6.1 Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 11) and (ii) the principal amount of the Domestic Term Loans on the dates and in the amounts set forth in subsection 2.3 (or the then unpaid principal amount of such Domestic Term Loans, on the date that the Domestic Term Loans become due and payable pursuant to Section 12. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 6.7.

            (b) Reebok-UK hereby unconditionally promises to pay to the Administrative Agent, for the account of each applicable Lender, the principal amount of the UK Term Loans on the dates and in the amounts set forth in subsection 4.3 (or the then unpaid principal amount of the UK Term Loans, on the date that the UK Term Loans become due and payable pursuant to Section 12). Reebok-UK hereby further agrees to pay interest on the unpaid principal amount of the UK Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 6.7. Notwithstanding anything to the contrary contained herein, in no event shall Reebok-UK have any liability to the Administrative Agent or any Lender for liabilities hereunder on account of which the Company is the primary obligor.

            (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (d) The Administrative Agent shall maintain the Register pursuant to subsection 14.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Domestic Term Loan and UK Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from either Borrower and each Lender's share thereof.

            (e) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 6.1(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (f) The Borrowers agree that, upon request of any Lender through the Administrative Agent, the Company or Reebok-UK (as the case may be) will execute and deliver to such Lender (i) a promissory note of the Company evidencing the Domestic Term Loan of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Domestic Term Note"),
(ii) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Revolving Credit Note") and/or (iii) a promissory note of Reebok-UK evidencing the UK Term Loan of such Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (a "UK Term Note"), to the extent necessary (in each such case) to permit such Lender to assign any such Loan to a Federal Reserve Bank.

            6.2 Commitment Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for each day during the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate per annum equal to the Applicable Commitment Fee Rate in effect on such date times the Available Commitment of such Lender on such day. Such commitment fee shall be payable quarterly, in arrears, on the last Business Day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

            6.3 Optional Prepayments. Each Borrower may at any time and from time to time prepay the Loans owing by it, in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of ABR Loans, one Business Day's) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the date upon which such notice is due), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 6.14 and, except in the case of prepayments of Revolving Credit Loans which are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments of the Domestic Term Loans and the UK Term Loans shall be applied to the remaining installments thereof, at the option of the Company, either (a) ratably or (b) in inverse order of the maturity. Amounts prepaid on account of the Domestic Term Loans and the UK Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

            6.4 Optional Termination or Reduction of Revolving Credit Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Administrative

Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

            6.5 Conversion and Continuation Options. (a) Each Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 10:00 A.M., New York City time, at least one Business Day prior to the requested date of conversion. Each Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 10:00 A.M., New York City time, at least three Business Days' prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Domestic Term Loans or UK Term Loans (as the case may be).

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower delivering to the Administrative Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Domestic Term Loans or the UK Term Loans (as the case may be) and provided, further, that if a Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof.

            6.6 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each

Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 15 Tranches of Eurodollar Loans outstanding at any time.

            6.7 Interest Rates and Payment Dates. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the then Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the then Applicable Margin.

            (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

            (e) Notwithstanding anything to the contrary contained herein, in no event shall a Borrower be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.

            6.8 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of the effective date and the amount of each such change in interest rate. Any change in the Applicable Margin or Applicable Commitment Fee Rate resulting from a change in the credit rating of the Company shall become effective on the earlier of (x) the date upon which such change is publicly announced by the relevant rating agency and (y) the date upon which the Company provides to the Administrative Agent reasonably satisfactory evidence of such change.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of either Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 6.7(a).

            6.9 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the affected Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall either Borrower have the right to convert Loans to Eurodollar Loans.

            6.10 Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in subsection 14.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 5.10 shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such borrowing date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the applicable Borrower.

            6.11 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 6.14.

            6.12 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 6.13 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower with respect to such Eurodollar Loans shall promptly pay (or cause to be paid to) such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

      (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company (on its own behalf or on behalf of Reebok-UK) shall promptly pay (or cause to be paid) to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 6.12, it shall promptly notify the Company, the Administrative Agent and (in the case of a claim under subsection 6.12(a) only with respect to Eurodollar Loans owing by Reebok-UK) Reebok-UK of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 6.12 submitted by such Lender to the Borrower owing such amounts (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection
6.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      6.13 Taxes. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 6.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

            (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the

Company and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 6.13, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

      (c) If any Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender by a Borrower (a "Tax Credit"), such Lender shall promptly notify such Borrower of such Tax Credit. If such Tax Credit is received by such Lender in the form of cash, such Lender shall promptly pay to such Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Lender in the form of cash, such Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable Law for filing the return (including extensions of time) for such Lender's taxable period which includes the period in which such Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Lender to a Borrower pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender) by, such Lender from a taxing authority. In determining the amount of any Tax Credit, a Lender may use such apportionment and attribution rules as such Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. Each Borrower further agrees promptly to return to a Lender the amount paid to such Borrower with respect to a Tax Credit by such Lender if such Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, each Borrower hereby acknowledges and agrees that (i) neither the Administrative Agent nor any Lender shall be obligated to provide such Borrower with details of the tax position of the Administrative Agent or such Lender (as the case may be) and (ii) such Borrower shall have no right to inspect any records (including tax returns) of the Administrative Agent or such Lender (as the case may be).

      6.14 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      6.15 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 6.12 or 6.13(a), or if any adoption or change of the type described in subsection 6.11 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under subsection 6.12 or 6.13(a), or would eliminate or reduce the effect of any adoption or change described in subsection 6.11.

      6.16 Additional Action in Certain Events. (a) In the event that any event or condition described in Section 6.11, 6.12 or 6.13(a) has occurred and is continuing that increases the cost to a Borrower of the Loans by any Lender, the Company may (after paying any accrued amounts required to be paid pursuant to Section 6.11, 6.12 or 6.13(a) hereof, as the case may be, for the period prior to the taking of such action) require any Lender so affected by such event or condition to transfer or assign, in whole (but not in part), without recourse, its Commitments and Loans hereunder in accordance with the provisions of subsection 14.6(c) to one or more Assignees (which need not be existing Lenders hereunder, but which may not request payment from such Borrower of any such amounts on account of the same event or condition which affects the assigning Lender) identified to it by the Company.

      (b) In the event that any Lender shall fail to execute and deliver any amendment, supplement or modification hereto requested by the Company, the Company may (within 30 days following the requested response date for such amendment, supplement or modification) require such Lender to transfer or assign, in whole (but not in part), without recourse, its Commitments and Loans hereunder in accordance with the provisions of subsection 14.6(c) to one or more Assignees (which need not be existing Lenders hereunder, but which must be willing to execute and deliver such amendment, supplement or modification) identified to it by the Company.

      (c) Notwithstanding the foregoing provisions of this subsection 6.16, no Lender shall be required to assign all or any portion of its Commitments and Loans pursuant to this Section 6.16 unless and until such Lender shall have received from such Assignees one or more payments which, in an aggregate, are at least equal to the aggregate outstanding principal amount of the Loans owing to such Lender and all accrued interest and other amounts owing on account thereof. Any assignment made pursuant to this subsection 6.16 shall constitute a prepayment for purposes of, and shall be subject to the provisions of, subsection 6.14.

      SECTION 7. REPRESENTATIONS AND WARRANTIES

            To induce the Lenders to enter into this Agreement and to make the Loans, each of the Company and (to the extent that such representation and warranty pertains to matters applicable to Reebok-UK or any of its Subsidiaries) Reebok-UK hereby represents and warrants to the Administrative Agent and each Lender that:

      7.1 Financial Condition. (a)The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1999 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes).

      (b) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above with respect to such Borrower, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except to the extent permitted under this Agreement or separately disclosed to the Lenders in writing prior to the date hereof, there has been no sale, transfer or other disposition by either Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of such Borrower and its consolidated Subsidiaries at December 31, 1998 during the period from December 31, 1998 to and including the date hereof.

      7.2 No Change. Since December 31, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

      7.3 Disclosure. No information, schedule, exhibit or report or other document furnished by such Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

      7.4 Corporate Existence; Compliance with Law. Each of such Borrower and its Subsidiaries (a) is duly organized, validly existing and (in the case of the Company and its Material Subsidiaries) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) in the case of the Company and its Material Subsidiaries, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      7.5 Corporate Power; Authorization; Enforceable Obligations. Such Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      7.6 No Legal Bar. The execution, delivery and performance of the Loan Documents to which such Borrower is a party, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

      7.7 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

      7.8 No Default. Neither Borrower nor any of its respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      7.9 Ownership of Property; Liens. Each of the Company, each of its Material Subsidiaries and Reebok-UK has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 10.2.

      7.10 Intellectual Property. Each Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which, if accurate, could reasonably be expected to have a Material Adverse Effect, nor does either Borrower know of any valid basis for any such claim. To the best knowledge of each Borrower, the use of such Intellectual Property by such Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      7.11 Taxes. Each of the Company, each of its Material Subsidiaries and Reebok-UK has filed or caused to be filed all tax returns which, to the knowledge of the Company or Reebok-UK, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

      7.12 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used in any manner which would violate, or result in the violation of, Regulation G or Regulation U of the Board of Governors of the Federal Reserve

System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

      7.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $10,000,000.

      7.14 Investment Company Act; Other Regulations. Neither Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

      7.15 Subsidiaries. Schedule III hereto sets forth all of the Subsidiaries of the Company at the date hereof.

      7.16 Environmental Matters. (a) The facilities and properties owned, leased or operated by the Company, any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

      (b) The Properties and all operations at the Properties are in compliance, and have in the last 3 years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of either Borrower, about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company, any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries (the "Business"), except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

      (c) Neither Borrower nor any of its respective Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does either Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

      (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

      (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of either Borrower, threatened, under any Environmental Law to which the Company, any of its Material Subsidiaries or any of its first-tier Foreign Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

      (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of either Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

      SECTION 8. CONDITIONS PRECEDENT

      8.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Required Lenders and a duly authorized officer of each Borrower.

            (b) Fees. The Administrative Agent shall have received for the account of each Lender which shall have executed this Agreement on or before March 22, 2000 an amendment fee in the amount of .125% of the sum of such Lender's Domestic Term Loans, UK Term Loans and Revolving Credit Commitment.

      8.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by either Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit for the account of the Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this subsection 8.2 have been satisfied.


      SECTION 9. AFFIRMATIVE COVENANTS

            The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            9.1 Financial Statements. Furnish to each Lender and the Administrative Agent:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            9.2 Certificates; Other Information. Furnish to each Lender and the Administrative Agent:

            (a) concurrently with the delivery of the financial statements referred to in subsection 9.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best knowledge of such Responsible Officer, each Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
      (ii) setting forth the computations used by the Company in determining (as of the end of such fiscal period) compliance with the covenants contained in subsection 10.1;

            (c) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (d) not later than five Business Days after the end of each calendar month, a certificate of a Responsible Officer of the Borrower setting forth the amount, beneficiary and Issuing Bank with respect to each Special Letter of Credit which was outstanding as of the last day of such calendar month; and

            (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.


            9.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

            9.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of the Company) desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 10.3; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

            9.5 Maintenance of Property; Insurance; Trademark License.(a) Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

            (b) Keep in full force and effect, and comply in all material respects with the terms of, a license agreement between the Company and any wholly-owned Subsidiary of the Company or of Reebok-UK which is substantially similar in form and substance to the License Agreement, dated as of August 6, 1979, between the Company (as successor to Reebok U.S.A. Limited, Inc.) and Reebok-UK, as the same may be amended, supplemented or otherwise modified in a manner which could not reasonably be expected to have a Material Adverse Effect.

            9.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all

Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice, when no Default or Event of Default has occurred and is continuing) and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

            9.7 Notices. Promptly give notice to the Administrative Agent (which shall give prompt notice thereof to the Lenders) of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

            (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

            (e) any change in the Credit Rating of the Company promptly upon the effectiveness thereof; and

            (f) the occurrence of (i) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) any development or event which could reasonably be expected to have a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents.

Each notice pursuant to this subsection 9.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

      9.8 Environmental Laws. (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

      (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.


      SECTION 10. NEGATIVE COVENANTS

            The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall not, and (except with respect to subsection 10.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            10.1 Financial Condition Covenants.

            (a) Indebtedness to EBITDA. Permit the ratio of (i) total Indebtedness of the Company and its Subsidiaries on a consolidated basis at any date minus cash and cash equivalents then held by the Company and its Subsidiaries to (ii) EBITDA of the Company and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters most recently ended prior to such date for which the Company has delivered the financial statements contemplated by subsection 9.1(a) or (b), as the case may be, to be greater than the ratio set forth below opposite the "Test Period" during which such date occurs:

                  Test Period                   Ratio
                  -----------                   -----
               Closing Date - 09/30/97       3.75 to 1.0
                   10/01/97 - 12/30/97       3.50 to 1.0
                   12/31/97 - 03/31/98       3.40 to 1.0
                   04/01/98 - 06/30/98       3.25 to 1.0
                   07/01/98 - 12/31/99       3.50 to 1.0
                   01/01/00 - 03/31/00       3.25 to 1.0
                   04/01/00 - thereafter     3.00 to 1.0.

                  (b) Interest Coverage. Permit, for any period of four consecutive fiscal quarters most recently ended, the ratio of (i) EBITDA of the Company and its Subsidiaries on a consolidated basis for such period to (ii) the amount of interest expense, both expensed and capitalized, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, to be less than 3.00 to 1.00.

                  10.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary;

                  (f) Liens in existence on the date hereof listed on Schedule IV, provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Company and its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (including, without limitation, the new headquarters park for the Company), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets (or, in the case of any refinancing, secured the Indebtedness being refinanced) or within 90 days following such acquisition, (ii) such Liens do not at any time encumber any property other than the property originally financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

              (h) Liens on assets of any Foreign Subsidiary securing Indebtedness or Guarantee Obligations of such Foreign Subsidiary; provided that the aggregate maximum amount of Indebtedness and Guarantee Obligations which may be secured by Liens incurred in reliance upon this subsection 10.2(h) shall be $25,000,000 at any one time outstanding;

              (i) Liens securing Indebtedness in the nature of reimbursement obligations on account of commercial letters of credit which encumber only the assets acquired or shipped with the support of such commercial letter of credit;

              (j) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness of such Subsidiary which existed at the date of acquisition and was not incurred in anticipation thereof; provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased; and

              (k) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Subsidiaries) $25,000,000 in aggregate amount at any time outstanding.

              10.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that any Subsidiary of a Borrower may be merged or consolidated with or into such Borrower (provided that (a) such Borrower shall be the continuing or surviving corporation and (b) in the case of a merger or consolidation of Reebok-UK with or into the Company, the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation).

              10.4 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets (including, without limitation, receivables and leasehold interests) of the Company and its Subsidiaries taken as a whole, whether now owned or hereafter acquired, in any single transaction or any series of related transactions. Notwithstanding the foregoing provisions of this subsection 10.4, the trademark "Reebok" shall at all times be subject to a valid license agreement in favor of the Company having terms substantially similar to the License Agreement described in subsection 9.5(b).

             10.5 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this

Agreement, (b) in the ordinary course of the Company's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate (it being understood that such fairness and reasonableness shall, in the case of arrangements with joint ventures with unaffiliated third parties, be determined in the context of all arrangements between the Company and its Subsidiaries, on the one hand, and such joint venture, on the other hand).

              10.6 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than the Saturday nearest to December 31st or December 31st.

              10.7 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for (a) the design and marketing of sports, leisure and fitness products and services, including footwear, apparel, accessories, equipment and videos, (b) the design and marketing of footwear, apparel and accessories for non-athletic use, (c) the businesses in which the Company and its Subsidiaries are engaged on the date hereof and businesses of a similar type and (d) other activities relating thereto.


              SECTION 11. GUARANTEE

              11.1 Guarantee. In order to induce the Lenders and the Administrative Agent to execute and deliver this Agreement and to make the Loans hereunder, and in consideration thereof:

              (a) The Company hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the UK Obligations. The Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Section 11. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the UK Obligations and would be owed by Reebok-UK but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Reebok-UK. This Guarantee shall remain in full force and effect until the UK Obligations have been paid in full and the UK Term Loan Commitments have been utilized or terminated, notwithstanding that from time to time prior thereto Reebok-UK may be free from any UK Obligations.

              (b) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 11, it will notify the Administrative Agent or such Lender in writing that such payment is made under this Section 11 for such purpose. No payment or payments made by Reebok-UK or any other Person or received or collected by the Administrative Agent or any Lender from Reebok-UK or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the UK Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall remain obligated hereunder, notwithstanding any such payment or payments (other than payments made by or received or collected from the Company in respect of the UK Obligations) until the date upon which the UK Obligations have been paid in full and the UK Term Loan Commitments have been utilized or terminated.

              11.2 Right of Set-Off. Upon the occurrence and continuance of any Event of Default, the Administrative Agent and each Lender are hereby irrevocably authorized by the Company at any time and from time to time without notice to the Company, any such notice being hereby waived by the Company, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Company, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, on account of the liabilities of the Company hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Company, in any currency, whether arising hereunder or any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Company promptly of any such set-off made by it and the application made by it of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

              11.3 No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Reebok-UK or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the UK Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from Reebok-UK in respect of payments made by the Company hereunder, until the UK Obligations have been paid in full. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the UK Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the UK Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

              11.4 Amendments, etc. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the UK Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the UK Obligations continued, and the UK Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the UK Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the UK Obligations or pursuant to this Section 11 or any property subject thereto.

              11.5 Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the UK Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee provisions of this Section 11; the UK Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantee contained in this Section 11; and all dealings between Reebok-UK or the Company, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section
11. The Company waives (to the extent permitted by law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Reebok-UK or the Company with respect to the UK Obligations. The guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any other Loan Document or any of the documents executed in connection herewith or therewith, any of the UK Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense (including, without limitation, any statute of limitations), set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Reebok-UK against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Reebok-UK or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of Reebok-UK for the UK Obligations, or of the Company under the guarantee contained in this Section 11, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against Reebok-UK or any other Person or against any collateral security or guarantee for the UK Obligations or any right of offset with respect thereto, and any failure by the Administrative

Agent or any Lender to pursue such other rights or remedies or to collect any payments from Reebok-UK or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Reebok-UK or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Company.

              11.6 Reinstatement. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the UK Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Reebok-UK or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Reebok-UK or any substantial part of its property, or otherwise, all as though such payments had not been made.

              11.7 Payments. The Company hereby agrees that the amounts payable by the Company hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent listed in subsection 14.2 or at such other office as the Administrative Agent shall designate in writing to the Company.


              SECTION 12. EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

              (a) Either Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or either Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

              (b) Any representation or warranty made or deemed made by either Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) The Company shall default in the observance or performance of any agreement contained in Section 10; or

              (d) Either Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 12), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which an executive officer of either Borrower has actual knowledge thereof and
       (ii) the date upon which the Administrative Agent or any Lender gives notice to the Company thereof; or

              (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $10,000,000; or

              (f) (i) Either Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or either Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or
       (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against either Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
       (iii) above; or (v) either Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
       (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Company or any Material Subsidiary in excess of $10,000,000; or

              (h) One or more judgments or decrees shall be entered against the Company, Reebok-UK or any Material Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

              (i) the guarantee set forth in Section 12 shall cease, for any reason, to be in full force and effect or the Company shall so assert; or

              (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, but other than the Fireman Group) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Company or (B) shall obtain the power (whether or not exercised) to elect a majority of the Company's directors or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Company on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors; or

              (k) the Company shall not own, directly or indirectly, all of the issued and outstanding Capital Stock (other than directors' qualifying shares and one share of such Capital Stock which is owned of record by Credit Suisse First Boston Corporation) of Reebok-UK;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 12 with respect to a Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in such cash collateral to secure all obligations under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 11, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


       SECTION 13. THE AGENTS

       13.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints Credit Suisse First Boston as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative

Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

       (b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that the Documentation Agent and the Co-Agents shall have no rights, duties, responsibilities or liabilities in their respective capacities as such and that no Co-Agent shall have the authority to take any action hereunder in its capacity as such.

       13.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through Administrative Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agents or attorneys in-fact selected by it with reasonable care.

       13.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of a Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower.

       13.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to either Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

       13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

       13.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

       13.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and the Documentation Agent in its respective capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Documentation Agent (as the case may be) in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Documentation Agent (as the case may be) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent or the Documentation Agent (as the case may be). The agreements in this subsection 13.7 shall survive the payment of the Loans and all other amounts payable hereunder.

       13.8 Agents in their Individual Capacities. The Administrative Agent, the Documentation Agent, each Co-Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with each Borrower as though the Administrative Agent, the Documentation Agent or such Co-Agent (as the case may be) were not the Administrative Agent, the Documentation Agent or a Co-Agent (as the case may be) hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent, the Documentation Agent and each Co-Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Documentation Agent or a Co-Agent (as the case may be), and the terms "Lender" and "Lenders" shall include the Administrative Agent, the Documentation Agent and each Co-Agent in its respective individual capacity.

       13.9 Successor Administrative Agent; Resignation of Documentation Agent.
(a) The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent (provided that it shall have been approved by the Company), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor Administrative Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.

       (b) The Documentation Agent may resign as Documentation Agent upon 10 days' notice to the Lenders. Upon any such resignation of the Documentation Agent, no successor Documentation Agent shall be appointed hereunder.

       (c) After any retiring Administrative Agent's or Documentation Agent's resignation as Administrative Agent or Documentation Agent (as the case may be), the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Documentation Agent (as the case may be) under this Agreement and the other Loan Documents.

       SECTION 14. MISCELLANEOUS

       14.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 14.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Company (and, to the extent that it is directly affected thereby, Reebok-UK) written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

            (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender directly affected thereby;

            (ii) amend, modify or waive any provision of this subsection 14.1, or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release the guarantee provided for in
       Section 11, in each case without the written consent of all the Lenders;

            (iii) amend, modify or waive any provision of Section 13 without the written consent of the then Administrative Agent and (to the extent that such amendment, modification or waiver directly affects the rights or obligations of the Documentation Agent) the Documentation Agent; or

            (iv) amend, modify or waive any provision of Section 5 without the written consent of each Issuing Bank directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

       14.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile or electronic mail transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

               The Company:    Reebok International Ltd.
                               100 Technology Center Drive
                               Stoughton, Massachusetts  02072
                               Attention:  Kenneth Watchmaker, CFO
                               Fax:  781/401-4422
                               Email: ken.watchmaker@reebok.com

            with a copy to:    Attention:  General Counsel
                               Fax:  781/401-4780

        After June 1, 2000:    Reebok International Ltd.
                               1895 J.W. Foster Boulevard
                               Canton, Massachusetts 02021
                               Fax:  781/401-4422

                   Reebok-UK:  Reebok International Limited
                               c/o Stephens & Associates
                               11 1/2 Pall Mall, 4th Floor
                               London SW1Y 5LU
                               Attention:  Company Secretary
                               Fax:  011-44-171-930-0083
                               Email: mel.stevens@reebok.com

            with a copy to:    Reebok International Ltd.
                               100 Technology Center Drive
                               Stoughton, Massachusetts  02072
                               Attention:  Kenneth Watchmaker, CFO
                               Fax:  781/401-4422

  The Administrative Agent:    Credit Suisse First Boston
                               11 Madison Avenue
                               New York, New York  10010
                               Attention: Julia Kingsbury
                               Fax:  212/325-8304
                               Email: Julia.Kingsbury@csfb.com


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 4.2, 6.3, 6.4, 6.5 or 6.10 shall not be effective until received.

       14.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       14.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

       14.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender, the Documentation Agent and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender, of counsel to the Documentation Agent and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, each Co-Agent, the Documentation Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Co-Agent, the Documentation Agent and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder to the Administrative Agent, the Documentation Agent, any Co-Agent or any Lender with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of the Administrative Agent, the Documentation Agent, such Co-Agent or such Lender. The agreements in this subsection 14.6 shall survive repayment of the Loans and all other amounts payable hereunder.

       14.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

       (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that any Lender which sells such participating interests to a Participant which is not a commercial bank, savings bank or finance company shall give notice to the Company, identifying such Participant, promptly following the consummation of such sale. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 14.1. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 14.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 6.12, 6.13 and 6.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 6.13, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

       (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, (x) the sum of the aggregate principal amount of the Domestic Term Loans (or, prior to the Closing Date, the Domestic Term Loan Commitment), the aggregate principal amount of the UK Term Loans (or, prior to the Closing Date, the UK Term Loan Commitment) and the aggregate amount of the Revolving Credit Commitment being assigned are not less than $25,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent) and (y) if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Domestic Term Loans (or, prior to the Closing Date, the Domestic Term Loan Commitment), the UK Term Loans (or, prior to the Closing Date, the UK Term Loan Commitment) and the aggregate amount of the Revolving Credit Commitment remaining with the assigning Lender are not less than $10,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent). Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in Section 12(f) shall have occurred and be continuing. Notwithstanding anything to the contrary contained herein, any assignment made pursuant to this clause (c) shall be of a ratable share of the UK Term Loans, the Domestic Term Loans and the Revolving Credit Commitment of the assigning Lender.

       (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 14.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

       (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500 and delivery to the Administrative Agent of any forms or statements required pursuant to subsection 6.13(c) and such administrative information as the Administrative Agent may reasonably request, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company; provided that (x) no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof and (y) such fee shall be payable by the Company with respect to any assignment effected at the request of the Company pursuant to subsection 6.16.

       (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of the Borrowers and their respective Affiliates prior to becoming a party to this Agreement.

       (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 14.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

       (h) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 14.6 any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection may not be amended without the written consent of each SPC to which a grant has been made pursuant to this subsection.

       14.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") at any time shall receive any payment of all or part of its Domestic Term Loans, UK Term Loans or its Revolving Credit Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 12(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Domestic Term Loans, UK Term Loans or Revolving Credit Loans (as the case may be), or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Domestic Term Loan, UK Term Loan or Revolving Credit Loans (as the case may be), or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; and if after taking into account such sharing the benefitted Lender continues to have access to additional funds of or collateral granted by a Borrower for application on account of its debt, then the benefitted Lender shall use such funds or collateral to reduce indebtedness of such Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            14.8 Judgment Currency. (a) The obligations of Reebok-UK in respect of the UK Term Loans and amounts owing on account thereof shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by the relevant Lender of any sum adjudged to be so due in the judgment currency such Lender may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such Lender in Dollars, Reebok-UK agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement, such Lender agrees to remit to Reebok-UK such excess.

            (b) The obligations of the Borrower in respect of any Reimbursement Obligation owing on account of any Special Letters of Credit to the relevant Issuing Bank hereunder shall, notwithstanding any judgment currency other than the currency in which such Special Letter of Credit is denominated (the "denomination currency"), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such Issuing Bank may in accordance with normal banking procedures purchase the denomination currency with the judgment currency; if the amount of the denomination currency so purchased is less than the sum originally due to such Issuing Bank in the denomination currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Issuing Bank against such loss, and if the amount of the denomination currency so purchased exceeds the sum originally due to any party to this Agreement, such Issuing Bank agrees to remit to the Borrower such excess.

            14.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

            14.10 Confidentiality. (a) Each Lender hereby agrees to maintain the confidentiality of all "Confidential Information" and agrees that it shall not disclose such

"Confidential Information" to third parties without the prior consent of the Company, other than disclosure (i) on a confidential basis to directors, officers, employees, legal counsel, accountants and other professional advisors of such Lender, (ii) to other Lenders and any Participant of such Lender, (iii) to regulatory officials having jurisdiction over such Lender, (iv) as required by law or legal process or in connection with any legal proceeding to which such Lender is a party or is otherwise subject, (v) to any Transferee or prospective Transferee of such Lender (provided that such Transferee or prospective Transferee shall have agreed, in writing, to be subject to the provisions of this subsection 14.10) or (vi) on a confidential basis to affiliates of such Lender who reasonably could be expected to have a need to know such information in connection with the administration by such Lender of this Agreement and its extensions of credit hereunder.

            (b) For purposes of this subsection 14.10, the term "Confidential Information" shall mean all material, non-public information which is received by such Lender from the Company or any of its Subsidiaries and is conspicuously identified as being "Confidential", other than (i) any such information which, at the time of delivery or thereafter, becomes generally available to the public other than as a result of a disclosure by such Lender, (ii) any such information which was available to such Lender prior to its disclosure to such Lender by the Company and its Subsidiaries and (iii) any such information which becomes available to such Lender from a source other than the Company and its Subsidiaries (provided that such source is not known to such Lender to be (x) bound by a confidentiality agreement with the Company and its Subsidiaries or
(y) otherwise prohibited from transmitting the information to such Lender by a contractual, legal or fiduciary obligation).

            14.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14.12 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            14.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            14.14 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company (on its own behalf or as process agent for Reebok-UK) at its address set forth in subsection 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, except in the case of extreme bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 14.14 any special, exemplary, punitive or consequential damages.

            14.15 Acknowledgements. Each Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

            14.16 WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                             REEBOK INTERNATIONAL LTD.

                                             By: /s/ Kenneth Watchmaker
                                                ---------------------------
                                                Title: Executive Vice President,
                                                       CFO, and Treasurer

                                            CREDIT SUISSE FIRST BOSTON,
                                             as Administrative Agent

                                            By: /s/ Julia P. Kingsbury
                                                -------------------------------
                                                Title: JULIA P. KINGSBURY
                                                         VICE-PRESIDENT

                                            By: /s/ Jodi A. Fatto
                                                -------------------------------
                                                Title:      JODI A. FATTO
                                                       ASSISTANT VICE-PRESIDENT

                                                 THE BANK OF NOVA SCOTIA, as a
                                                 Lender of Domestic Term Loans
                                                 and of Revolving Credit Loans

                                                 By: /s/ Terry Pitcher
                                                     ---------------------------
                                                     Title:
                                                            --------------------
                                                            Authorized Signatory

                                                CREDIT LYONNAIS NEW YORK BRANCH,
                                                as a Co-Agent and as a Lender

                                                By: /s/ S.R. Chappelka
                                                    ---------------------------
                                                    Title: Vice-President

                                                BANK OF MONTREAL, as a Co-Agent
                                                and as a Lender

                                                By: /s/ Michael J. Solski
                                                    ---------------------------
                                                    Michael J. Solski
                                                    Title: Director

                                              THE SANWA BANK, LIMITED, New York
                                              Branch, as a Co-Agent and as a
                                              Lender of Domestic Term Loans and
                                              Revolving Credit Loans

                                              By: /s/ Joseph E. Leo
                                                  -----------------------------
                                                  Title: Joseph E. Leo
                                                         Vice-President
                                                         and Area Manager

                                        CREDIT SUISSE FIRST BOSTON, as a Lender

                                        By: /s/ Robert Hetu
                                            ---------------------------------
                                            Title:  ROBERT HETU
                                                   VICE-PRESIDENT

                                        By: /s/ Chris T. Horgan
                                            ---------------------------------
                                            Title: CHRIS T. HORGAN
                                                   VICE-PRESIDENT

                                                  BANK OF MONTREAL

                                                By: /s/ Michael J. Solski
                                                    ------------------------
                                                    Title: Michael J. Solski
                                                              Director

                                        BANQUE NATIONALE DE PARIS

                                        By: /s/ Richard L. Sted
                                            ---------------------------------
                                            Title: RICHARD L. STED
                                                Senior Vice-President

                                        By: /s/ Richard Pace
                                            ---------------------------------
                                            Title: Richard Pace
                                                   Vice President
                                                   Corporate Banking Division

                                                  FLEET NATIONAL BANK

                                                  By: /s/ Thomas J. Bullard
                                                      --------------------------
                                                      Title: THOMAS J. BULLARD
                                                             VICE-PRESIDENT

                                                  FLEET NATIONAL BANK

                                                  By: /s/Thomas J. Bullard
                                                      Title: Vice-President

                                                STANDARD CHARTERED BANK

                                                By: /s/ Robert Miller
                                                   -----------------------------
                                                    Title: Senior Vice President

                                                By: /s/ Natalie Yang
                                                   -----------------------------
                                                    Title: Vice President


           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                              BANK ONE, NA (MAIN OFFICE CHICAGO)

                                              By: /s/ Jeff Lubatkin
                                                 -------------------------------
                                                  Title: Vice President


           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                                  BANK OF TOKYO-MITSUBISHI TRUST
                                                  COMPANY

                                                  By: /s/Thomas Fennessey
                                                      Title: Vice President


           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                                  SOCIETE GENERALE

                                                  By: /s/ Jerry Parisi
                                                      Title: Managing Director

                                                  BANK OF AMERICA, N.A.

                                                  By: /s/ Lisa B. Choi
                                                      Title: Vice President


           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                   CIBC INC.

                                   By: /s/ Katherine Bass
                                       Title: Executive Director
                                              CIBC World Markets Corp. As Agent



           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                                  CITICORP USA, Inc.

                                                  By: /s/ Robert M. Spence
                                                   -----------------------------
                                                      Title: Managing Director


           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                             ABN AMRO BANK N.V.

                                             By: /s/ James Davis
                                                --------------------------------
                                                 Title: Group Vice President

                                             By: /s/ David Carroll
                                                --------------------------------
                                                 Title: Assistant Vice President



           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                                  RZB FINANCE LLC

                                                  By: /s/Klaus D. Hein
                                                      Title: Vice President


                                                  By: /s/Dieter Beintrexler
                                                      Title: President



           SECOND AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

                                                  SAN PAOLO IMI S.P.A.


                                                  By: /s/ Luca Sacchi
                                                      Title: VP


                                                  By: /s/ Carlo Persico
                                                      Title: D.G.M.

                                                                      SCHEDULE I


                         LENDERS; ADDRESSES FOR NOTICES

ABN AMRO BANK N.V.
One Post Office Square
39th Floor
Boston, Massachusetts  02109-4000
Attention: David Carroll
Telecopier:  617/988-7910
Email: david.carrol@abnamro.com
Attention: James E. Davis
Telecopier:  617/988-7910
Email: james.davis@abnamro.com

BANK OF AMERICA, N.A.
335 Madison Avenue
5th Floor
New York, New York  10017
Attention:  Lisa Choi
Telecopier:  212/503-7066
Email: lisa.b.choi@bankamerica.com

BANK OF MONTREAL
115 South LaSalle Street, 12th Floor
Chicago, Illinois  60603
Attention:  Bruce Pietka
Telecopier:  312/750-6057
Email: bruce.pietka@bmo.com

BANK OF MONTREAL
One First Canadian Place
24th Floor
Toronto-Ontario
Canada M5X-1A1
Attention: Mike Solski
Telecopier: 416/867-5785
Email: mike.solski@bmo.com

THE BANK OF NOVA SCOTIA
28 State Street- Floor 17
Boston, Massachusetts  02109
Attention:  Stephanie Empkins
Email: sempkins@scotiacapital.com
Attention:  Paula McDonald
Email: pmcdonald@scotiacapital.com
Attention:  Terry Pitcher
Email: tpitcher@scotiacapital.com

Attention:  Kenneth Raymie
Email:kraymie@scotiacapital.com
Telecopier:  617/624-7607

BANK OF TOKYO-MITSUBISHI TRUST COMPANY
1251 Avenue of Americas
New York, New York  10020
Attention:  Tom Fennessey
Telecopier:  212/782-6440
Email: tfennessey@btmna.com

BANKONE, NA
153 West 51st Street- 6th Floor
New York, New York  10019
Attention: Jeff Lubatkin
Email: jeff_lubatkin@em.fcnbd.com
Attention:  Randy Faust
Email: randall_faust@em.fcnbd.com
Attention:  Thomas Harkless
Email: thomas_harkless@em.fcnbd.com
Telecopier:  212/373-1388

BANQUE NATIONALE DE PARIS
499 Park Avenue
New York, New York  10022
Attention:  Richard Pace
Telecopier:  212/415-9606
Email: rick.pace@bnpgroup.com

CIBC INC.
425 Lexington Avenue
New York, New York  10017
Attention:  George Knight
Telecopier:  212/856-3799
Email: knightge@us.cibc.com

CITICORP USA, INC.
399 Park Avenue
New York, New York  10043
Attention:  Robert Snell
Telecopier:  212/793-1485
Email: robert.snell@citicorp.com

CREDIT LYONNAIS NEW YORK BRANCH
1301 Avenue of the Americas
New York, New York  10019

Attention:  Mary Collier
Telecopier:  212/459-3179
Email: collier@clamerica.com
Attention:  Phillip Schubert
Telecopier:  212/459-3179
Email: schubert@clamerica.com
Attention:  John Servin
Telecopier:  212/459-3776
Email: servin@clamerica.com

FLEET BOSTON FINANCIAL
One Federal Street
7th Floor
Boston, Massachusetts  02110
Attention:  Alexis Griffin
Telecopier:  617/434-6685
Email: amgriffin@bkb.com
Attention:  Tom Bullard
Telecopier:  617/434-6685
Email: tjbullard@bkb.com

THE FUJI BANK, LIMITED, NEW YORK BRANCH
Two World Trade Center
79th Floor
New York, New York  10048
Attention:  Ramon Ventura
Telecopier:  212/898-2399
Email: ramon_ventura@fujibank.com.jp

HSBC
140 Broadway
5th Floor
New York, New York 10005
Attention:  Adriana Collins
Telecopier:  212/658-5109
Email: adcollins@ushsbc.com

SAN PAOLO IMI S.P.A.
245 Park Avenue
New York, New York  10167
Attention:  Luca Sacchi
Telecopier:  212/692-3178
Email: luca@sanpaolony.com

RZB FINANCE LLC
1133 Avenue of the Americas

16th Floor
New York, New York  10036
Attention: Klaus Hein
Telecopier:  212/944-2093
Email: klaus.hein@rzb-finance.raiffeisen.at
Attention: Marc Wancer
Telecopier:  212/944-2093
Email: marc.wancer@rzb-finance.raiffeisen.at

THE SANWA BANK, LIMITED
55 East 52nd Street
New York, New York 10055
Attention:  Joseph Leo
Telecopier:  212/754-1304

SOCIETE GENERALE
1221 Avenue of the Americas
New York, New York  10020
Attention:  Jerry Parisi
Telecopier:  212/278-7430
Email: jerry.parisi@us.socgen.com

STANDARD CHARTERED BANK
Seven World Trade Center
New York, New York  10048
Attention:  Robert Reddington
Telecopier:  212/667-0568
Email: robert.reddington@us.standardchartered.com
Attention:  Yolanda Rodriguez
Telecopier:  212/667-0568
Email: yolanda.rodriguez@us.standardchartered.com

THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH
277 Park Avenue
New York, New York  10172
Attention:  Toivo Kiiver
Telecopier:  212/224-4384
Email: toivo_kiiver@sumitomobank.com

WACHOVIA BANK OF GEORGIA, N.A.
191 Peachtree Street, NE
Atlanta, Georgia  30303
Attention:  Henry Hagan
Telecopier:  404/332-6898
Email: henry.hagan@wachovia.com
Attention:  Sharon Prince

Telecopier:  404/332-6898
Email: sharon.prince@wachovia.com
Attention:  John Rafferty
Telecopier:  404/332-6898
Email: john.rafferty@wachovia.com

                                                                     SCHEDULE II


                     COMMITMENTS AND COMMITMENT PERCENTAGES






                                                     Domestic Term           UK Term Loan        Revolving Credit         Commitment
Lender                                              Loan Commitment           Commitment          Commitment              Percentage
Credit Suisse First Boston                          $33,393,617.05          $7,765,957.46        $23,297,872.36            7.7659574
Citibank, N.A.                                       32,021,276.60           7,446,808.51         22,340,425.53            7.4468085
Bank of Montreal                                     27,446,808.51           6,382,978.72         19,148,936.17            6.3829787
Credit Lyonnais                                      27,446,808.51           6,382,978.72         19,148,936.17            6.3829787
Fleet National Bank                                  27,446,808.51           6,382,978.72         19,148,936.17            6.3829787
Sanwa Bank, Limited                                  27,446,808.51           6,382,978.72         19,148,936.17            6.3829787
Wachovia Bank of Georgia, N.A.                       27,446,808.51           6,382,978.72         19,148,936.17            6.3829787
Bank of America, N.A.                                40,255,319.14           9,361,702.12         28,085,106.38            9.3617022
HSBC                                                                                              19,148,936.17            6.3829788
Bank of Tokyo-Mitsubishi Trust Company               20,127,659.57           4,680,851.06         14,042,553.19            4.6808511
Banque National de Paris                             20,127,659.57           4,680,851.06         14,042,553.19            4.6808511
CIBC Inc.                                            20,127,659.57           4,680,851.06         14,042,553.19            4.6808511
First National Bank of Boston                        20,127,659.57           4,680,851.06         14,042,553.19            4.6808511
Fuji Bank, Limited                                   20,127,659.57           4,680,851.06         10,302,033.49            3.4340111

ABN Amro Bank N.V.                                   12,351,063.83           2,872,340.43          8,617,021.28            2.8723404
Bank of Nova Scotia                                  12,351,063.83           2,872,340.43          8,617,021.28            2.8723404
Bank One, NA                                         12,351,063.83           2,872,340.43          8,617,021.28            2.8723404
San Paolo IMI S.p.A.                                 12,351,063.83           2,872,340.43          8,617,021.28            2.8723404
Societe Generale                                     12,351,063.83           2,872,340.43          8,617,021.28            2.8723404
Standard Chartered Bank                              12,351,063.83           2,872,340.43          8,617,021.28            2.8723404
Sumitomo Bank, Limited                               12,351,063.83           2,872,340.43          8,617,021.28            2.8723404
RZB LLC Finance                                                                                    3,740,519.70            1.2468399
  TOTAL                                            $430,000,000.00        $100,000,000.00       $300,000,000.00            100.0000%

                                                                    EXHIBIT A to
                                                                Credit Agreement


                                    FORM OF
                               DOMESTIC TERM NOTE

$_______________

                                                              New York, New York
                                                                   March__, 2000


         FOR VALUE RECEIVED, the undersigned, REEBOK INTERNATIONAL LTD., a Massachusetts corporation (the "Company"), hereby unconditionally promises to pay to the order of ____________________ (the "Lender") at the office of Credit Suisse First Boston, located at 11 Madison Avenue, New York, New York 10010, in lawful money of the United States of America and in immediately available funds, the principal amount of ____________ DOLLARS ($______), or, if less, the unpaid principal amount of the Domestic Term Loan made by the Lender pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection
2.3. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 6.5 and 6.7 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Domestic Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Domestic Term Loan.

         This Note (a) is one of the Domestic Term Notes referred to in the Second Amended and Restated Credit and Guarantee Agreement, dated as of March 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Reebok International Limited, the Lender, the other banks and financial institutions from time to time parties thereto, the Co-Agents named therein, the Documentation Agent named therein and Credit Suisse First Boston, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                          REEBOK INTERNATIONAL LTD.


                                          By:
                                             ------------------------------
                                          Title:

                                                                      Schedule A
                                                                    to Term Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                                 Amount                             Amount of ABR Loans
                               Converted to  Amount of Principal       Converted to       Unpaid Principal Balance
  Date   Amount of ABR Loans   ABR Loans     of ABR Loans Repaid     Eurodollar Loans         of ABR Loans          Notation Made By



                                                                      Schedule B
                                                                    to Term Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS




                                                Interest Period and     Amount of Principal
         Amount of         Amount Converted     Eurodollar Rate with    of Eurodollar Loans
Date  Eurodollar Loans   to Eurodollar Loans     Respect Thereto             Repaid


        Amount of Eurodollar      Unpaid Principal
          Loans Converted      Balance of Eurodollar       Notation
Date       to ABR Loans                Loans               Made By


                                                                    EXHIBIT B to
                                                                Credit Agreement

                                    FORM OF
                              REVOLVING CREDIT NOTE

$______________
                                                              New York, New York
                                                                   March__, 2000


     FOR VALUE RECEIVED, the undersigned, REEBOK INTERNATIONAL LTD., a Massachusetts corporation (the "Company"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") at the office of Credit Suisse First Boston, located at 11 Madison Avenue, New York, New York 10010, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) ________ DOLLARS ($_____), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to subsection 3.1 of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 6.5 and
6.7 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Revolving Credit Loan.

     This Note (a) is one of the Revolving Credit Notes referred to in the Second Amended and Restated Credit and Guarantee Agreement, dated as of March 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Reebok International Limited, the Lender, the other banks and financial institutions from time to time parties thereto, the Co-Agents named therein, the Documentation Agent named therein and Credit Suisse First Boston, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        REEBOK INTERNATIONAL LTD.



                                        By:
                                            ------------------------------------
                                        Title:

                                                                      Schedule A
                                                        to Revolving Credit Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                                 Amount                             Amount of ABR Loans
                               Converted to  Amount of Principal       Converted to       Unpaid Principal Balance
  Date   Amount of ABR Loans   ABR Loans     of Loans Repaid         Eurodollar Loans         of ABR Loans          Notation Made By



                                                                      Schedule B
                                                        to Revolving Credit Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS




                                                Interest Period and     Amount of Principal of
         Amount of         Amount Converted     Eurodollar Rate with       Eurodollar Loans
Date  Eurodollar Loans   to Eurodollar Loans     Respect Thereto               Repaid
















        Amount of Eurodollar   Unpaid Principal
         Loans Converted to    Balance of Eurodollar       Notation
Date          ABR Loans                Loans               Made By


                                                                    EXHIBIT C to
                                                                Credit Agreement









                                     FORM OF
                                  UK TERM NOTE

$                                                             New York, New York
                                                                  March __, 2000


      FOR VALUE RECEIVED, the undersigned, REEBOK INTERNATIONAL LIMITED, a corporation organized and existing under the laws of the United Kingdom (the
"Company"), hereby unconditionally promises to pay to the order of          (the
"Lender") at the office of Credit Suisse First Boston, located at 11 Madison Avenue, New York, New York 10010, in lawful money of the United States of
America and in immediately available funds, the principal amount of      DOLLARS
($      ), or, if less, the unpaid principal amount of the UK Term Loan made by the Lender pursuant to subsection 4.1 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection 4.3. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 6.5 and 6.7 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the UK Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such UK Term Loan.

         This Note (a) is one of the UK Term Notes referred to in the Second Amended and Restated Credit and Guarantee Agreement, dated as of March 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, Reebok International Ltd., the Lender, the other banks and financial institutions from time to time parties thereto, the Co-Agents named therein, the Documentation Agent named therein and Credit Suisse First Boston, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        REEBOK INTERNATIONAL LIMITED



                                        By:
                                        Title:

                                                                      Schedule A
                                                                    to Term Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                                 Amount                             Amount of ABR Loans
                               Converted to  Amount of Principal       Converted to       Unpaid Principal Balance
  Date   Amount of ABR Loans   ABR Loans     of Loans Repaid         Eurodollar Loans         of ABR Loans          Notation Made By



                                                                      Schedule B
                                                                    to Term Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS




                                                Interest Period and     Amount of Principal of
         Amount of         Amount Converted     Eurodollar Rate with       Eurodollar Loans
Date  Eurodollar Loans   to Eurodollar Loans     Respect Thereto               Repaid


        Amount of Eurodollar      Unpaid Principal
         Loans Converted to    Balance of Eurodollar       Notation
Date          ABR Loans                Loans               Made By


                                                                    EXHIBIT D to
                                                                Credit Agreement

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Second Amended and Restated Credit and Guarantee Agreement, dated as of March 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Reebok International Ltd. (the "Company"), Reebok International Limited, the Lenders named therein, the Co-Agents named therein, the Documentation Agent named therein and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

         (a) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Loans and Commitments under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto (which principal amount shall constitute a ratable share of the Domestic Term Loans, the UK Term Loans and the Revolving Credit Commitments).

         (b) The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         (c) The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection
6.13 of the Credit Agreement.

         (d) The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         (e) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         (f) From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         (g) This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                     SCHEDULE 1
                                         TO
                             ASSIGNMENT AND ACCEPTANCE
                    RELATING TO THE SECOND AMENDED AND RESTATED
                          CREDIT AND GUARANTEE AGREEMENT,
                            DATED AS OF MARCH 22, 2000,
                                       AMONG
                   REEBOK INTERNATIONAL LTD., REEBOK INTERNATIONAL
                                      LIMITED,
                   THE LENDERS NAMED THEREIN, THE CO-AGENTS NAMED
                                      THEREIN,
                       THE DOCUMENTATION AGENT NAMED THEREIN
                                        AND
                 CREDIT SUISSE FIRST BOSTON, AS ADMINISTRATIVE AGENT


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:


                                   Principal            Commitment Percentage
  Credit Facility Assigned      Amount Assigned                Assigned
Domestic Term Loans             $                              .       %
UK Term Loans                   $                              .       %
Revolving Credit Commitment     $                              .       %


[NAME OF ASSIGNEE]               [NAME OF ASSIGNOR]


By:                              By:
Title:                           Title:

Accepted:                        [Consented To:

CREDIT SUISSE FIRST BOSTON, as   REEBOK INTERNATIONAL LTD.
Administrative Agent
                                 By:
                                 Title:]
By:
Title:


By:
Title:

                                                                  EXHIBIT E-1 to
                                                                Credit Agreement

                                               FORM OF
                                    NOTICE OF BORROWING (DRAWINGS)

To:  Credit Suisse First Boston, as Administrative Agent
     11 Madison Avenue
     New York, New York 10010

         This Notice of Borrowing is given pursuant to Section 2.2, Section 3.2 and/or Section 4.2 of the Second Amended and Restated Credit and Guarantee Agreement, dated as of March 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Reebok International Ltd., Reebok International Limited, the banks and other financial institutions parties thereto (the "Lenders"), the Co-Agents named therein, the Documentation Agent named therein and Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

         The undersigned hereby (one checked as applicable):

                    [ ]  gives Administrative Agent irrevocable notice

                    [ ] confirms its irrevocable telephonic notice to Administrative Agent that it requests the making of a Domestic Term Loan, a UK Term Loan and/or Revolving Credit Loan under the Credit Agreement as follows:

         1. Date of Loan. The requested date of the proposed Loan is___________, 20__.


         2. Amount of Loan. The requested aggregate principal amount of the requested Term Loans and/or Revolving Credit Loans is:

Domestic Term Loans:       $          .
UK Term Loans:             $          .
Revolving Credit Loans:    $          .

         4. Rate Option and Interest Period. The requested interest rate option and (if applicable) Interest Period for the proposed Loan is:

         A. Domestic Term Loans:

               [ ] (i) The Eurodollar Rate for an Interest Period of (check and complete as applicable):

                    [ ] 1 month for $_______________

                    [ ] 2 months for $_______________

                    [ ] 3 months for $_______________

                    [ ] 6 months for $_______________

               [ ] (ii) ABR for $________________.

         B. UK Term Loans:

               [ ] (i) The Eurodollar Rate for an Interest Period of (check and complete as applicable):

                    [ ] 1 month for $_______________

                    [ ] 2 months for $_______________

                    [ ] 3 months for $_______________

                    [ ] 6 months for $_______________

               [ ] (ii) ABR for $________________.

         C. Revolving Credit Loans:

               [ ] (i) The Eurodollar Rate for an Interest Period of (check and complete as applicable):

                    [ ] 1 month for $_______________

                    [ ] 2 months for $_______________

                    [ ] 3 months for $_______________

                    [ ] 6 months for $_______________

               [ ] (ii) ABR for $________________.


                              [REEBOK INTERNATIONAL LTD.][REEBOK
                              INTERNATIONAL LIMITED]


Dated:    , 20   .            By:
                                 Title:

                                                                  EXHIBIT E-2 to
                                                                Credit Agreement


                                     FORM OF
                       NOTICE OF BORROWING (CONTINUATIONS)


To: Credit Suisse First Boston, as Administrative Agent
    11 Madison Avenue
    New York, New York  10010


         This Notice of Borrowing is given pursuant to Section 6.5 of the Second Amended and Restated Credit and Guarantee Agreement, dated as of March 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Reebok International Ltd., Reebok International Limited, the banks and other financial institutions parties thereto (the "Lenders"), the Co-Agents named therein, the Documentation Agent named therein and Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

         The undersigned hereby (one checked as applicable):

                    [ ]  gives Administrative Agent irrevocable notice

                    [ ] confirms its irrevocable telephonic notice to Administrative Agent that it requests the continuation of a Eurodollar Loan under the Credit Agreement as follows:

1. Type of Loan. The Eurodollar Loan to be continued is (one checked as applicable):

                    [ ]   Domestic Term Loan

                    [ ]   UK Term Loan

                    [ ]   Revolving Credit Loan



         2. Expiration. The expiration of the Interest Period presently applicable to such Eurodollar Loan is _______________, 20___.

         3. Amount to be Continued. The requested aggregate amount of such Eurodollar Loan to be continued is: $_______________ .

         4. Interest Period. The Interest Period for the proposed Loan is:


                    [ ] 1 month for $_______________

                    [ ] 2 months for $_______________

                    [ ] 3 months for $_______________

                    [ ] 6 months for $_______________

                                             [REEBOK INTERNATIONAL LTD.][REEBOK
                                             INTERNATIONAL LIMITED]


                                             By

Dated:            , 20   .                      Title:

                                                                  EXHIBIT E-3 to
                                                                Credit Agreement

                                     FORM OF
                        NOTICE OF BORROWING (CONVERSIONS)


To:   Credit Suisse First Boston, as Administrative Agent
      11 Madison Avenue
      New York, New York  10010

         This Notice of Borrowing is given pursuant to Section 6.5 of the Second Amended and Restated Credit and Guarantee Agreement, dated as of March 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Reebok International Ltd., Reebok International Limited, the banks and other financial institutions parties thereto (the "Lenders"), the Co-Agents named therein, the Documentation Agent named therein and Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. Any and all initially capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless otherwise specifically defined herein.

         The undersigned hereby (one checked as applicable):

                        [ ]   gives Administrative Agent irrevocable notice

                        [ ] confirms its irrevocable telephonic notice to Administrative Agent that it requests the continuation of a Eurodollar Loan under the Credit Agreement as follows:(1)

A. Conversion from ABR Loan to Eurodollar Loan.

            1. Type of Loan. The ABR Loan to be converted into a Eurodollar Loan is a (one checked as applicable):

                        [ ]   Domestic Term Loan
                        [ ]   UK Term Loan
                        [ ]   Revolving Credit Loan




         2. Date of Conversion. The date upon which such conversion is to occur is _______, 20 __.

         3. Amount to be Converted. The requested aggregate amount of such ABR Loan to be converted into a Eurodollar Loan is: $_______________ .

--------
(1)    Insert Part A and/or B, as applicable.

         4. Interest Period. The Interest Period for the proposed Loan is:


                    [ ] 1 month for $_______________

                    [ ] 2 months for $_______________

                    [ ] 3 months for $_______________

                    [ ] 6 months for $_______________



B. Conversion from Eurodollar Loan to ABR Loan.

         1. Type of Loan. The Eurodollar Loan to be converted into an ABR Loan is a (one checked as applicable):

                        [ ]   Domestic Term Loan
                        [ ]   UK Term Loan
                        [ ]   Revolving Credit Loan

         2. Date of Conversion. The date upon which such conversion is to occur is ____________, 20__.

         3. Expiration. The expiration of the Interest Period presently applicable to such Eurodollar Loan is ____________, 20__ and the Interest Period presently applicable thereto is _____ months.

         4. Amount to be Converted. The requested aggregate amount of such Eurodollar Loan to be converted into an ABR Loan is: $________.



                                             [REEBOK INTERNATIONAL LTD.][REEBOK
                                             INTERNATIONAL LIMITED]


                                             By

Dated:            , 20   .                      Title: